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                                                                  EXHIBIT 10.62

                 SETTLEMENT AGREEMENT, AGREEMENT FOR DISMISSAL
                         AND GENERAL RELEASE AND WAIVER


         This Settlement Agreement, Agreement for Dismissal and General Release and Waiver ("Agreement") is entered into by and between CENTURY ENTERTAINMENT CENTER, L.P. ("CENTURY"), on the one hand, and THE SPORTS CLUB COMPANY, INC. ("SPORTS CLUB") and Century City Spectrum Club, Inc. ("SPECTRUM"), on the other hand, all of whom are collectively known as "the parties."

                                    RECITALS

         A. On or about August 10, 1995, SPECTRUM filed a Complaint against CENTURY alleging causes of action for Declaratory Relief, Alternatively, Damages for Breach of Lease in Case No. BC133264, now pending in the Superior Court of the State of California for the County of Los Angeles (the "Complaint");

         B. In response to the Complaint, on or about September 11, 1995, CENTURY filed an answer denying liability and asserting defenses;

         C.     On or  about September 11, 1995, CENTURY filed a
Cross-complaint in Case No. BC133264 against SPORTS CLUB and SPECTRUM (the "Cross-complaint") alleging causes of action for Breach of Lease and Breach of Guaranty;

         D. On or about August 14, 1996, the Court granted summary judgment in favor of CENTURY and dismissed SPECTRUM's Complaint. The court further granted SPECTRUM leave to amend its complaint. On or about August 16, 1996, SPECTRUM filed an amended complaint against CENTURY (the "Amended Complaint") alleging causes of action for Declaratory Relief, Alternatively, Damages for Breach of Lease;

         E. On or about October 10, 1996, the Court sustained CENTURY's demurrer to the Amended Complaint without leave to amend;

         F. On or about January 27, 1997, CENTURY filed an amended cross-complaint against SPORTS CLUB and SPECTRUM for Breach of Lease and Breach of Guaranty in Case No. BC 133264 ("the Amended Cross-complaint");

         G. On or about March 4, 1997, SPORTS CLUB and SPECTRUM filed answers to the Amended Cross-complaint, denying liability and asserting defenses;

         H. Hereinafter, the Complaint, the Amended Complaint, the Cross-complaint and the Amended Cross-complaint will be referred to collectively as "the Action."

         I. CENTURY, SPORTS CLUB and SPECTRUM desire to resolve, compromise and settle the claims and disputes which exist between them;





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         J.         On or about April 29, 1997, SPORTS CLUB and SPECTRUM made
to CENTURY an irrevocable and unconditional offer to settle the claims and disputes; by letter dated May 16, 1997, CENTURY accepted the offer in its entirety.

         NOW, THEREFORE, in consideration of the above recitals, the covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows:

                                   AGREEMENTS


         1. Payments. SPORTS CLUB and SPECTRUM will pay CENTURY, in installments and without interest, and CENTURY will accept the total sum of One Million Nine Hundred and Fifty Thousand Dollars ($1,950,000) (the "Settlement Sum") which shall be applied by CENTURY to reimburse itself for all the legal fees and costs incurred in the action and tenant improvements, leasing commissions and future releasing costs, relating to the re-leasing of the premises referred to in the pleadings in the Action, during the lease term, with the balance of the Settlement Sum, if any, to be applied to past and future rent and expenses owed by SPECTRUM under the Lease and SPORTS CLUB under the Guaranty. SPORTS CLUB and SPECTRUM are jointly and severally liable for payment of the Settlement Sum.

                 The Settlement Sum shall be paid by SPORTS CLUB and SPECTRUM to CENTURY in the following installments without interest: (1) Five Hundred Thousand Dollars ($500,000.00) within ninety six (96) hours of the execution and delivery of this Agreement by CENTURY; (2) Five Hundred Thousand Dollars ($500,000.00) on August 16, 1997; (3) Five Hundred Dollars (500,000.00) on
November 16, 1997 and (4) Four Hundred and Fifty Thousand Dollars ($450,000.00) on February 16, 1998. Each payment shall be made by check payable to CENTURY ENTERTAINMENT CENTER, L.P.

         2. Delivery of Agreement by Spectrum and Sports Club. Subject to the execution and delivery of this Agreement by CENTURY, within ninety six (96) hours of delivery of the Agreement executed by CENTURY, counsel for SPORTS CLUB and SPECTRUM shall provide to counsel for CENTURY an original of the Agreement signed by SPORTS CLUB and SPECTRUM.

         3. Dismissal of the First Amended Complaint. Subject to the execution and delivery of this Agreement by Century, within ninety six (96) hours of delivery of the Agreement executed by CENTURY, SPECTRUM shall cause its attorneys to file forthwith a Request for Dismissal with Prejudice of the first Amended Complaint ("Dismissal") and upon receipt thereof to deliver to counsel for CENTURY a conformed copy of the said Dismissal.

         4. Stipulation for Judgment. Subject to the execution and delivery of this Agreement by Century, within ninety six (96) hours of delivery of the Agreement executed by Century, Spectrum and Sports Club shall cause its attorneys to execute and





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deliver to counsel for CENTURY an original Stipulation for Judgment
("Stipulation") in favor of CENTURY on the form of Exhibit "1" attached hereto. The Stipulation shall be held by CENTURY and its counsel and shall be not be filed except as provided herein.

                 In the event any installment provided to be paid pursuant to paragraph 1 above is not paid in full when due, SPECTRUM and SPORTS CLUB shall be in default under this Agreement. In the event of such default, CENTURY shall give ten (10) days' written notice to SPECTRUM and to SPORTS CLUB to cure the default. If such installment is paid in full within ten days after written notice, the default shall deemed to be cured.

                 If the default has not been cured by payment in full of such installment within ten (10) days after written notice, counsel for CENTURY shall complete the appropriate blank in the Stipulation with the dollar amount of the Settlement Sum less all prior installments paid by SPECTRUM and SPORTS CLUB to CENTURY. Thereafter, the Stipulation may be filed by CENTURY together with a Declaration made on its behalf, stating that the default has occurred, that written notice of default had been given and that the default has not been cured within the permitted ten (10) day period after written notice. The declaration shall also state the total dollar amount of installments, if any, that have been paid. Upon the filing of such Declaration and the Stipulation, Judgment may be entered.

         5. Stipulation Regarding Disposition of First Amended Cross-complaint. Upon payment in full of the Settlement Sum, CENTURY shall cause its counsel to file a Request for Entry of Dismissal with prejudice of the First Amended Cross-complaint and deliver to counsel for SPECTRUM and SPORTS CLUB a conformed copy of said dismissal.

         6. Attorney's Fees and Costs. The only attorney's fees and costs incurred in the Action to which CENTURY is entitled are as provided in Paragraph 1. SPECTRUM and SPORTS CLUB shall bear their own costs and attorney's fees incurred in the Action.

         7. General Release by SPORTS CLUB and SPECTRUM. SPORTS CLUB and SPECTRUM and each of them, on their own behalf, and on behalf of their predecessors and past or present assigns, successors in interest, affiliates, subsidiaries, partners, employees, agents and servants (collectively "SPORTS CLUB Parties" and "SPECTRUM Parties") hereby release and discharge CENTURY and each of its general and limited partners, predecessors, successors, past and present assigns, shareholders, parent corporations, subsidiaries, related or affiliated corporations, employees, agents, servants, attorneys, officers and directors (collectively "CENTURY Released Parties") from any and all claims, demands, causes of action, obligations, damages and liabilities, known and unknown, suspected and unsuspected, (collectively "Released Claims") that the SPORTS CLUB Parties or the SPECTRUM Parties, or any of them, now own or hold, or have at any time heretofore owned or held, against the CENTURY Released parties, or any of them. including, but not limited to, claims arising out of the Lease





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referenced in the Action (the "Lease"), and any and all claims that were asserted in, that could have been asserted in or are in any way related to the Action.

         8. General Release by CENTURY. Except for the rights and obligations provided in this Agreement, including the Stipulation, CENTURY, on its own behalf, and on behalf of its predecessors and past or present assigns, successors in interest, affiliates, subsidiaries, partners, employees, agents and servants (collectively "CENTURY Parties") hereby releases and discharges SPORTS CLUB and SPECTRUM, and each of their general and limited partners, predecessors, successors, past and present assigns, shareholders, parent corporations, subsidiaries, related or affiliated corporations, employees, agents, servants, attorneys, officers and directors, and any other person or entity that may have liability under the Lease (collectively "SPORTS CLUB Released Parties") from any and all claims, demands, causes of action, obligations, damages and liabilities, known and unknown, suspected and unsuspected, (collectively "Released Claims") that the CENTURY Parties, or any of them, now own or hold, or have at any time heretofore owned or held, against the SPORTS CLUB Released Parties, or any of them. including, but not limited to, claims arising out of or related to the Lease, and any and all claims that were asserted in, that could have been asserted in or in any way related to the Action.

         9. Waiver and Relinquishment of Unknown Claims. It is understood and agreed by the parties that with respect to the releases set forth in paragraphs 7 and 8 hereof, all rights under Section 1542 of the Civil Code of California and any similar law of any other state or territory of the United States are hereby expressly waived and relinquished by the SPORTS CLUB Parties, the SPECTRUM Parties and the CENTURY Parties. Said section reads as follows:

         "1542. Certain claims not affected by general release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                 In waiving and relinquishing the provisions of Section 1542 of the California Civil Code, the SPORTS CLUB Parties, the SPECTRUM Parties, and the CENTURY Parties acknowledge that they may hereafter discover facts, information or evidence in addition to or different from those fact, information or evidence, which they now believe to exist or be true, with respect to the subject matter of the Action and other matters herein released, but agree that they have taken that possibility into account in determining the amount of consideration to be given under this Agreement and that the release hereby given shall be and remain in effect as a full and complete general release of the matters described hereinabove, notwithstanding discovery of the existence of any such additional or different facts, information or evidence of which the SPORTS CLUB Parties, the SPECTRUM Parties, and the CENTURY Parties expressly and voluntarily assume the risk.





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         10.     Confidentiality.  Neither SPORTS CLUB, SPECTRUM, nor any of
their agents, attorneys, officers, employees or affiliates, will communicate with The Courtyard Club, or any of its principals, agents, or affiliates, regarding the subject of this lawsuit, the settlement, the lease premises, the ABC Entertainment Center, or the prospective lease of said premises or any other premises at the Center, except only if asked to say in substance, "I or we are barred from any communication on the subject" This paragraph does not prohibit SPORTS CLUB from making any disclosures required by law or regulation to any governmental entity having jurisdiction. The prohibition against communications set forth in this paragraph shall expire upon final payment as required under paragraph 1.

         11. Warranty of Parties. Each party to this Agreement warrants and represents that it is the owner of and has not transferred, assigned or hypothecated any of the claims, rights, demands and causes of action it has asserted or released herein, that no other person or entity owns, holds or has any interest in the claims, rights or causes of action that have been released herein, that the Agreement has been duly executed and delivered by such party and that the Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         12. Warranty of Individuals. Each individual signing this Agreement on behalf of a corporation, partnership or limited liability company, and each such corporation, partnership and limited liability company represents and warrants that he has full power and authority to do so.

         13. Drafting of Agreement. This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by, the undersigned. For purposes of California Civil Code Section 1654, and all other like purposes, this Agreement shall be deemed to have been drafted by each of its parties.

         14. Covenant Not to Sue. Except as may be necessary to enforce the provisions of this Agreement, including the Stipulation, the parties hereto covenant and agree not to bring any claim, action, suit or proceeding against the other party hereto, directly or indirectly, regarding or relating in any manner to the matters released hereby, and they further covenant and agree that this Agreement is a bar to any such claim, action suit or proceeding.

         15. Additional Documents. Each party to this Agreement shall execute and deliver such additional documents as may be reasonably required to carry out the intention of the parties as reflected in this Agreement.

         16. Modification of Agreement. No modification of, or amendment to, the Agreement shall be valid unless it is in writing and signed by the party or parties to be charged.

         17. Advice of Counsel. All parties signing this Agreement represent and warrant to each other that they have had advice of counsel of their own choosing in negotiations





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for and the preparation of this Agreement and that they have read this
Agreement or have had the same read to them by their counsel, and that they have had the within Agreement fully explained by such counsel and that they are fully aware of its contents and legal effects.

         18. Assumption of Risk. All parties to this Agreement understand and agree that in entering into this Agreement, they have not relied on any statement of any other party or its attorney and should any party hereto be mistaken in its belief with regard to some issue of fact or law regarding the matters herein released or agreed to, each and every party hereto specifically and expressly agrees to assume the risk of such mistake, if any.

         19. Execution of Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

         20. Binding upon Predecessors and Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective predecessors, successors, affiliates, and past or present representatives, assigns, officers, directors, agents and employees. This Paragraph supplements Paragraph 27 below.

         21. Entire Agreement. This Agreement constitutes the entire agreement, written, oral and implied, between SPORTS CLUB, SPECTRUM and CENTURY, and it supersedes and replaces all prior negotiations, proposed agreements and agreements, written, oral and implied.

         22. Attorney's Fees and Costs. In the event this Agreement is breached, and any claims result, including, but not limited to, litigation, arbitration or mediation, the prevailing party shall recover reasonable attorney's fees and costs incurred with respect thereto.

         23. Arbitration. The parties and counsel agree that any action brought with respect to this Agreement will be resolved by binding arbitration to be conducted under the Commercial Arbitration Rules of the American Arbitration Association in Los Angeles, California as their sole and exclusive remedy. If Retired Judge Lester E. Olsen is available, he shall be the sole arbitrator.





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         24.     Notices.  Any notice required or permitted to be given to
SPECTRUM and SPORTS CLUB under this Agreement shall be sent by certified or registered mail, return receipt requested, addressed as follows:
         To Spectrum and Sports Club:

         The Sports Club Company, Inc.
         Attn.: D. Michael Talla
         11100 Santa Monica Boulevard
         Suite 300
         Los Angeles, California 90025

and
         Lawrence R. Resnick, Esq.
         RESCH POLTER ALPERT & BERGER, LLP
         10390 Santa Monica Boulevard
         Fourth Floor
         Los Angeles, California 90025-5058

         25. Payments. Any payments required to be made by SPECTRUM or SPORTS CLUB under this Agreement shall be sent by certified or registered mail, return receipt requested, addressed as follows:

         Century Entertainment Center. L.P.
         c/o Equitable Real Estate Investment Management, Inc.
         19800 MacArthur Boulevard, Suite 100
         Irvine, California 92715
         Attention: Asset Manager

         26. Governing Law. This Agreement shall be governed by California law.








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         27.     Successors and Assigns.  This Settlement Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their successors and assigns.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the following days and year.

Dated  May 16, 1997                  CENTURY ENTERTAINMENT CENTER, L.P.,

                                     a California limited partnership, by S.C.
                                     Leasing, Inc., a California corporation, its general partner


                                     By:   /s/ Tasaharu Ota
                                         -----------------------------------
                                           Yasaharu Ota
                                           Its Secretary


Dated: May ___ ,1997                 THE SPORTS CLUB COMPANY, INC.



                                     By:    /s/ David Michael Talla
                                         -----------------------------------
                                            David Michael Talla

                                     Its:  CEO

Dated: May ___ ,1997                 CENTURY CITY SPECTRUM CLUB, INC.

                                     By:    /s/ David Michael Talla
                                         -----------------------------------
                                            David Michael Talla
                                            Its: CEO





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